UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 11, 2016

Commission File No. 0-19341

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02(b) and (c).     Departure of Officers; Departure of Directors; Appointment of Certain Officers.

BOK Financial Corporation announced today that Marty Grunst has been named chief risk officer (“CRO”) effective Aug. 1, 2016. Grunst has served as treasurer of the company for seven years. In his new role, he will report to President and CEO Steve Bradshaw and serve on the company’s executive leadership team, which drives overall strategy for the organization. Grunst is assuming the CRO role from Executive Vice President Don Parker, who has served in a dual capacity as chief information officer and chief risk officer since 2013. The company is splitting the position into two distinct roles to continue to position for future growth of the organization.
Additional details may be found in the press release attached as Exhibit 99(a) to this report which is hereby incorporated herein by reference.

ITEM 9.01.     Financial Statements and Exhibits.

(a)	Exhibits

99.	Text of Press Release, dated July 11, 2016 titled “BOK Financial Promotes Marty Grunst to Chief Risk Officer”.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer

Date: July 11, 2016